Exhibit 4.5

APACHE DEEPWATER LLC
(formerly named ZMZ Acquisitions LLC)
as the Company,
APACHE MEI FINANCE, INC.,
as Co-Issuer,
the Guarantor parties named herein
and
WELLS FARGO BANK, N. A.,
as the Trustee
FOURTH SUPPLEMENTAL INDENTURE
Dated as of November 10, 2010
to
INDENTURE
Dated as of June 10, 2009
11-3/4% Senior Notes due 2016

TABLE OF CONTENTS

Page
ARTICLE 1 Relation to Indenture; Definitions	2
SECTION 1.01. Relation to Indenture	2
SECTION 1.02. Definitions	2
SECTION 1.03. General References	2

ARTICLE 2 Assumption of Obligations	2
SECTION 2.01. Assumption of Obligations	2

ARTICLE 3 Miscellaneous	2
SECTION 3.01. Certain Trustee Matters	2
SECTION 3.02. Continued Effect	2
SECTION 3.03. Governing Law	3
SECTION 3.04. Counterparts	3

     FOURTH SUPPLEMENTAL INDENTURE, dated as of November 10, 2010 (this “Fourth Supplemental Indenture”) between APACHE DEEPWATER LLC, a Delaware limited liability company (formerly named ZMZ Acquisitions LLC) (the “Company”), APACHE MEI FINANCE, INC., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the GUARANTORS (as defined in the Indenture referred to herein) and WELLS FARGO BANK, N. A., as trustee under the Indenture referred to herein (in such capacity, the “Trustee”).
RECITALS
     WHEREAS, Mariner Energy, Inc., a Delaware corporation (“Mariner”), the Guarantors and the Trustee are parties to an Indenture, dated as of June 10, 2009 (the “Base Indenture”), as supplemented by the First Supplemental Indenture thereto dated as of June 10, 2009 (the “First Supplemental Indenture”) and the Second Supplemental Indenture thereto dated as of February 10, 2010 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture thereto dated as of May 20, 2010 (the “Third Supplemental Indenture”), providing for the issuance of Mariner’s 11-3/4% Senior Notes due 2016 (the “Notes”) (such Base Indenture, as amended and supplemented from time to time (including without limitation pursuant to the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture), being referred to herein as the “Indenture”); and
     WHEREAS, Section 5.01 of the First Supplemental Indenture provides that Mariner will not, directly or indirectly, merge with or into another Person (as defined in the Indenture) unless, inter alia, the Person surviving any such merger (if other than Mariner) assumes all the obligations of Mariner under the Notes, the Base Indenture with respect to the Notes and the First Supplemental Indenture pursuant to a supplemental indenture and other agreements reasonably satisfactory to the Trustee; and
     WHEREAS, immediately prior to the effectiveness of this Fourth Supplemental Indenture, Mariner has merged with and into the Company, with the Company being the surviving entity of such merger; and
     WHEREAS, pursuant to Section 5.01 of the First Supplemental Indenture, the Company desires to assume all the obligations of Mariner under the Notes, the Base Indenture with respect to the Notes and the First Supplemental Indenture pursuant to this Fourth Supplemental Indenture; and
     WHEREAS, Section 5.01 of the Base Indenture provides that a corporate co-issuer of the Notes will be added to the Indenture by agreements reasonably satisfactory to the Trustee in the event that the Company is not a corporation; and
     WHEREAS, pursuant to Section 5.01 of the First Supplemental Indenture, Co-Issuer desires to assume all the obligations of a co-issuer under the Notes, the Base Indenture with respect to the Notes and the First Supplemental Indenture pursuant to this Fourth Supplemental Indenture; and
     WHEREAS, pursuant to Section 9.01 of the First Supplemental Indenture, the Trustee and the Company are authorized to execute and deliver this Fourth Supplemental Indenture without consent of any Holder (as defined in the Indenture); and
     WHEREAS, the execution and delivery of this Fourth Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Fourth Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken; and
     NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders (as defined in the Indenture) of the Notes, as follows:
ARTICLE 1
Relation to Indenture; Definitions
     SECTION 1.01. Relation to Indenture.
     With respect to the Notes, this Fourth Supplemental Indenture constitutes an integral part of the Indenture.
     SECTION 1.02. Definitions.
     For all purposes of this Fourth Supplemental Indenture, except as otherwise expressly provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.
     SECTION 1.03. General References.
     All references in this Fourth Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Fourth Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Fourth Supplemental Indenture.
ARTICLE 2
Assumption of Obligations
     SECTION 2.01. Assumption of Obligations.
     Pursuant to Section 5.01 of the First Supplemental Indenture, the Issuers hereby assume all the obligations of Mariner under the Notes, the Base Indenture with respect to the Notes and the First Supplemental Indenture.
ARTICLE 3
Miscellaneous
     SECTION 3.01. Certain Trustee Matters.
     The recitals contained herein shall be taken as the statements of the Issuers and the Guarantors, and the Trustee assumes no responsibility for their correctness.
     The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture or the proper authorization or due execution thereof by the Issuers or the Guarantors.
     SECTION 3.02. Continued Effect.
     Except as expressly supplemented and amended by this Fourth Supplemental Indenture, the Indenture (as supplemented and amended to date) shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as so supplemented and amended, and as further supplemented and amended by this Fourth Supplemental Indenture) is in all respects hereby ratified and confirmed. This Fourth Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

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     SECTION 3.03. Governing Law.
     This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 3.04. Counterparts.
     This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
(Signature Pages Follow)

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     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

COMPANY: APACHE DEEPWATER LLC (formerly named ZMZ Acquisitions LLC)
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

CO-ISSUER: APACHE MEI FINANCE, INC.
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

GUARANTORS: MARINER LP LLC
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer of Apache Deepwater LLC, sole member and successor by merger to Mariner Energy, Inc.

MARINER ENERGY RESOURCES, INC.
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

MC BELTWAY 8 LLC
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer of Apache Deepwater LLC, sole member and successor by merger to Mariner Energy, Inc.
SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE

MARINER GULF OF MEXICO LLC
By:	Apache Deepwater LLC, its sole member

By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

EDGE PETROLEUM EXPLORATION COMPANY
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

MILLER EXPLORATION COMPANY
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

EDGE PETROLEUM OPERATING COMPANY, INC.
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

EDGE PETROLEUM PRODUCTION COMPANY
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

MILLER OIL CORPORATION
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

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TRUSTEE: WELLS FARGO BANK, N. A., as Trustee
By:	/s/ Patrick Giordano
Authorized Signatory

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